Exhibit 99.1

         DPAC Announces Halt to DuraStack Product Development

    GARDEN GROVE, Calif.--(BUSINESS WIRE)--March 5, 2004--DPAC Technologies Corp. (NASDAQ:DPAC) today announced its DuraStack(TM) product for stacking TSOP memory using a laser weld process will no longer actively be in development.
    "We have concluded that a key production tool contracted to be made by a production equipment vendor will not be produced cost-effectively and may not be sufficient to meet specifications, no matter the cost. In light of this change in circumstances, the cost and time potentially required of us to attain our yield and throughput targets, makes continuing development efforts presently uneconomical. We will now utilize greater company resources to help make our Airborne(TM) wireless product a major success," said Kim Early, DPAC's interim CEO.
    "Though this announcement is disappointing to us, we continue to be very encouraged by the market's reception of our Airborne and Airborne Direct wireless products, which now stand at the core of DPAC's plans for future growth and profitability," Mr. Early continued. DPAC planned the introduction of the DuraStack memory-stacking process as a means of addressing its customers' needs for a slimmer profile stack for TSOP memory applications. DuraStack was intended to expand the potential memory stacking market available to DPAC.
    As a result of these circumstances, DPAC expects to record a charge of approximately $1 million to its results for the FY 2004 fourth quarter related to a permanent reduction in the fair value of the DuraStack equipment.
    Also in relation to DuraStack, DPAC has filed a lawsuit against a production equipment vendor after the vendor gave notice that it could not perform its promise to deliver a laser weld stack cell that meets the contract specifications. The laser weld stack cell was to have been a key production tool for the DuraStack product line. DPAC cannot yet predict the ultimate outcome of the litigation, but intends to pursue it vigorously.

    About DPAC Technologies

    Located in Garden Grove, California, DPAC Technologies provides a diverse portfolio of patented electronic-component-based products including component packaging technology for high-density, space-saving memory and wireless applications, and solutions for digital image enhancement. DPAC's products are used in electronic circuits found in network servers, computer storage devices, medical instrumentation, communication devices, refrigeration controls, automotive diagnostic equipment and other advanced equipment. The Company also provides value-added manufacturing of prototype designs and medium volume production runs of assembled circuit boards. The Company's web site address is http://www.dpactech.com

    Forward-Looking Statements

    This press release includes forward-looking statements, including statements regarding technology development, expansion and business plans that are subject to change, uncertainties and risks. Every statement herein that is not historic in nature is a forward-looking statement for purposes of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, and therefore results may differ materially from those set forth in these statements. Factors that affect DPAC's business include; but are not limited to, the success of patented products, future business opportunities with products, the wireless market, protection of technology or proprietary rights, risks of litigation, and general market and economic conditions. More information about the risks and challenges faced by DPAC Technologies Corp. is contained in the Securities and Exchange Commission filings made by the Company on Form 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

    CONTACT: DPAC Technologies Corp., Garden Grove
             William M. Stowell, 714-898-0007
             William.Stowell@dpactech.com
             www.dpactech.com
             or
             Kim Early, 714-898-0007
             Kim.Early@dpactech.com
             www.dpactech.com